Exhibit 99.1

Black Ridge Oil & Gas, Inc. Announces Pricing of SPAC Initial Public Offering

Minneapolis, October 5, 2017 - Black Ridge Oil & Gas, Inc. (“the Company” or “Black Ridge”) (OTCQB: ANFC) announced the pricing of its sponsored special purpose acquisition company, Black Ridge Acquisition Corp. (NASDAQ:BRACU) (“BRAC”), initial public offering (IPO). The Company is using a portion of the proceeds of its rights offering completed on September 26, 2017 to purchase 400,000 units (or up to 445,000 units if the underwriters exercise their option to purchase units to cover over-allotments) at $10.00 per unit to fulfill its sponsorship commitment. The Company previously purchased 3,450,000 shares (of which 450,000 could be subject to forfeiture if the underwriters’ over-allotment is not exercised in full) of BRAC’s common stock for $25,000.

BRAC priced its IPO of 12,000,000 units at $10.00 per unit on October 4, 2017. The units were listed on the NASDAQ Capital Market (“NASDAQ”) and began trading under the ticker symbol “BRACU” on October 5, 2017. Each unit consists of one share of BRAC’s common stock, one warrant to purchase one share of BRAC’s common stock at a price of $11.50 per share, and one right to receive one-tenth of one share of BRAC’s common stock only upon the consummation of an initial business combination by BRAC. Once the securities comprising the units begin separate trading, the common stock, warrants and rights are expected to be listed on NASDAQ under the symbols “BRAC,” “BRACW,” and “BRACR,” respectively.

The underwriters have been granted a 45-day option to purchase up to an additional 1,800,000 units offered by BRAC to cover over-allotments, if any.

The offering is expected to close on October 10, 2017 subject to customary closing conditions. EarlyBirdCapital, Inc. acted as sole book-running manager and Chardan and I-Bankers Securities acted as co-managers of the offering.

About the Company

Black Ridge Oil & Gas is a company focused on acquiring, investing in, and managing the oil and gas assets for our partners. We continue to pursue asset acquisitions in all major onshore unconventional shale formations that may be acquired with capital from our existing joint venture partners or other capital providers. We are based in Minneapolis, Minnesota. For additional information, visit the Company's website at www.blackridgeoil.com.

About BRAC

Black Ridge Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. BRAC’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we intend to focus our search for target businesses in the energy or energy-related industries with an emphasis on opportunities in the upstream oil and gas industry in North America.

Black Ridge Acquisition Corp. is led by Chairman of the Board and Chief Executive Officer Kenneth DeCubellis, Chief Operating Officer Michael Eisele and Chief Financial Officer James Moe.

A registration statement relating to BRAC’s securities was declared effective by the Securities and Exchange Commission on October 4, 2017. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017, Attn: Syndicate Department, 212-661-0200. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov .

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

Contact:

James Moe

Black Ridge Oil & Gas, Inc.

952-426-1241